Exhibit 10.2

GUARANTEE

THIS GUARANTEE is made as of July 29, 2005.

WHEREAS Linens ‘N Things, Inc., a Delaware corporation (the “Guarantor”), has agreed to provide National City Bank, Canada Branch (the “Administrative Agent”) for and on behalf of itself as agent and the Lenders (as defined below), with its guarantee of the Obligations (as hereinafter defined) of Linens ‘N Things Canada Corp. (hereinafter referred to as the “Borrower”) under that certain credit agreement between the Administrative Agent, National City Bank, Canada Branch, Bank of Montreal and the other financial institutions named therein or as from time to time become lenders thereunder, as lenders (the “Lenders”), the Borrower and the Guarantor, dated as of the date hereof (the “Credit Agreement”);

AND WHEREAS the Guarantor has agreed that if the guarantee is not enforceable, the Guarantor will indemnify the Administrative Agent and the Lenders or be liable as primary obligor;

AND WHEREAS terms used in this Guarantee that are defined herein will have the same meaning as in the Credit Agreement;

NOW THEREFORE THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by the Administrative Agent to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with the Administrative Agent as follows:

Article 1 GUARANTEE

1.01	Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees payment of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by Borrower to the Administrative Agent or the Lenders pursuant to the Loan Documents (hereinafter collectively referred to as the “Obligations”).

1.02	Indemnity

If any or all of the Obligations are not duly paid by the Borrower and are not recoverable under Section 1.01 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Administrative Agent and the Lenders from and against all losses resulting from the failure of the Borrower to pay such Obligations.

1.03	Primary Obligation

If any or all of the Obligations are not duly paid by the Borrower and are not recoverable under Section 1.01 or the Administrative Agent or the Lenders is not indemnified under Section 1.02, in each case, for any reason whatsoever, such Obligations will, as a separate and distinct obligation, be recoverable from the Guarantor as if it was the primary obligor.

1.04	Obligations Absolute

The liability of the Guarantor hereunder will be absolute and unconditional and will not be affected by:

(a)	any lack of validity or enforceability of any agreement between the Borrower and the Administrative Agent or the Lenders;
(b)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;
(c)

the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Borrower or any other person or the amalgamation of or any change in the status, function, control or ownership of the Borrower, the Guarantor, the Administrative Agent, the Lenders or any other Person;

(d)

any lack or limitation of power, incapacity or disability on the part of the Borrower or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Borrower in its obligations to the Administrative Agent or the Lenders;

(e)	any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Borrower in respect of any or all of the Obligations.

Article 2 DEALINGS WITH BORROWER AND OTHERS

2.01	No Release

The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Administrative Agent or the Lenders, in connection with any duties or liabilities of the Borrower to the Administrative Agent or the Lenders or any security therefor including any loss of or in respect of any security received by the Administrative Agent or the Lenders from the Borrower or others. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor’s liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Administrative Agent or the Lenders may:

(a)	discontinue, reduce, increase or otherwise vary the credit of the Borrower in any manner whatsoever;
(b)

make any change in the time, manner or place of payment under, or in any other term of, any agreement between the Borrower and the Administrative Agent or the Lenders or the failure on the part of the Borrower to carry out any of its obligations under any such agreement;

(c)	grant time, renewals, extensions of time, indulgences, releases and discharges to the Borrower;
(d)	take or abstain from taking or enforcing securities or collateral from the Borrower or from perfecting securities or collateral of the Borrower;
(e)	accept compromises from the Borrower;
(f)

apply all money at any time received from the Borrower or from securities upon such part of the Obligations as the Administrative Agent or the Lenders may see fit or change any such application in whole or in part from time to time as the Administrative Agent or the Lenders may see fit; and

(g)	otherwise deal with the Borrower and its securities and collateral as the Administrative Agent or the Lenders may see fit.
2.02	No Exhaustion of Remedies

The Administrative Agent or the Lenders will not be bound or obligated to exhaust its recourse against the Borrower or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.03	Prima Facie Evidence

Any account settled or stated in writing by or between the Borrower and the Administrative Agent or the Lenders will be prima facie evidence that the balance or amount thereof appearing due to the Lenders is so due.

2.04	Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Administrative Agent or the Lenders and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money representing a part only of the amount then due or remaining unpaid to the Administrative Agent or the Lenders. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Administrative Agent or the Lenders upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

Article 3 DEMAND

3.01	Demand

Upon the occurrence of an Event of Default (as defined in the Credit Agreement) that has not been either cured or waived in accordance with the provisions of the Credit Agreement, the Administrative Agent will be entitled to make demand upon the Guarantor for payment of all Obligations. The Guarantor will make payment to the Administrative Agent of all Obligations forthwith after demand is made to the Guarantor. The Guarantor will make payment to the Administrative Agent forthwith upon demand of all costs and expenses incurred by the Administrative Agent in enforcing this Guarantee.

3.02	Interest

The Guarantor will pay interest to the Administrative Agent or the Lenders at the Prime Rate of the Bank of Montreal plus 2% per annum on the unpaid portion of all amounts payable by the Guarantor under this Guarantee, such interest to accrue from and including the date of demand by the Administrative Agent on the Guarantor. For the purposes of this Guarantee “Prime Rate” means the greater of (a) the variable per annum reference rate of interest announced and adjusted by the Bank of Montreal from time to time for Canadian Dollar loans in Canada and (b) the sum of (i) the rate of interest per annum that is equal to the Reuters Screen CDOR Page one month BA Discount Rate of the Administrative Agent expressed as an annual yield rate and (ii) 1.0%.

Article 4 ASSIGNMENT, POSTPONEMENT AND SUBROGATION

4.01	Assignment and Postponement

All debts and liabilities, present and future, of the Borrower to the Guarantor are hereby assigned to the Administrative Agent and postponed to the Obligations, and all money received by the Guarantor in respect thereof will be held in trust for the Administrative Agent and forthwith upon receipt will be paid over to the Administrative Agent, the whole without in any way lessening or limiting the liability of the Guarantor hereunder and this assignment and postponement is independent of the Guarantee and will remain in full force and effect until, in the case of the assignment, the liability of the Guarantor under this Guarantee has been discharged or terminated and, in the case of the postponement, until all Obligations are performed and paid in full.

4.02	Subrogation

The Guarantor will not be entitled to subrogation until (i) the Guarantor performs or makes payment to the Administrative Agent and the Lenders of all amounts owing by the Guarantor to the Administrative Agent or the Lenders under this Guarantee and (ii) the Obligations are performed and paid in full. Thereafter, the Administrative Agent or the Lenders will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

Article 5 GENERAL

5.01	Binding Effect of the Guarantee

This Guarantee will be binding upon the heirs, executors, administrators and successors of the Guarantor and will enure to the benefit of the Administrative Agent and the Lenders and its successors and assigns.

5.02	Entire Agreement

This Agreement cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Administrative Agent, the Lenders and the Guarantor with respect to the subject matter hereof except as expressly set forth herein.

5.03	Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and executed and delivered by the Guarantor and the Administrative Agent. No waiver of any breach or default of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

5.04	Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

5.05	Notices

Any demand, notice or other communication to be given in connection with this Guarantee must be given in writing and may be given by personal delivery or by certified, return receipt requested mail or by electronic means of communication, addressed to the Guarantor as follows:

Linens ‘N Things, Inc.

6 Brighton Road

Clifton, New Jersey

07015

Fax No.:	(973) 249-4330
Attention:	Barbara L. Smith, Assistant Treasurer

or such other address, individual or electronic communication number as may be designated by notice given by the Guarantor to the Administrative Agent. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered certified, return receipt requested mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

5.06	Discharge

The Guarantor will not be discharged from any of its obligations hereunder except by a release or discharge signed in writing by the Administrative Agent.

5.07	Governing Law

This Guarantee will be governed by and construed in accordance with the laws of the State of New Jersey applicable therein.

5.08	Headings

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Guarantee. The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

5.09	Extended Meanings

In this Guarantee words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons or entities shall include all persons.

5.10	Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

IN WITNESS WHEREOF the Guarantor has signed, sealed, executed, and delivered this Guarantee.

LINENS ‘N THINGS, INC.

By:	/s/ William T. Giles

Name: William T. Giles
Title Executive Vice President, Chief Financial Officer

By:	/s/ David J. Dick

Name: David J. Dick
Title: Vice President